Exhibit 32.1

Certification of COO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Canadian Superior Energy Inc. (the "Registrant") on Form 40-F for the year ended December 31, 2009, as filed with the Commission on the date hereof (the "Report"), Leif Snethun, as Chief Operating Officer of the Registrant and Robb D. Thompson, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

 /s/ LEIF SNETHUN
Name:   Leif Snethun
Title:     Chief Operating Officer
Date:     March 30, 2010

 /s/ ROBB D. THOMPSON
Name:     Robb D. Thompson
Title:       Chief Financial Officer
Date:       March 30, 2010

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.